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Exhibit (b)(2)

COMMERCIAL SECURITY AGREEMENT
("Agreement")

NAME(S) / ADDRESS(ES) OF OBLIGOR(S) / OBLIGOR-DEBTOR(S) ("Borrower")	NAME / ADDRESS OF SECURED PARTY ("Lender")
Iowa First Bancshares Corp. 300 E. 2nd P.O. Box 539 Muscatine, IA 52761	Two Rivers Bank and Trust 5955 Merle Hay Road Suite B Johnston, IA 50131

BORROWER'S TYPE OF BUSINESS ORGANIZATION (Corporation, Partnership, L.L.C., Assumed Name, etc.)	BORROWER'S STATE OF ORGANIZATION / FORMATION
Corporation	Iowa

NAME(S) OF DEBTOR(S) OTHER THAN BORROWER ("Non-Borrower Debtor") (If Applicable)	ADDRESS(ES) OF NON-BORROWER DEBTOR(S)

NON-BORROWER DEBTOR'S TYPE OF BUSINESS ORGANIZATION (Corporation, Partnership, L.L.C., Assumed Name, etc.) (If Applicable)	NON-BORROWER DEBTOR'S STATE OF ORGANIZATION / FORMATION / RESIDENCE (if a natural person)

AGREEMENT DATE

September 29, 2005

Words, phrases, or the text of a paragraph following a ☐ are only applicable if the ☐ is marked, e.g. ☒

1.    DEBTOR—For purposes of this Agreement, the term "Debtor" refers to any party who has an interest in the Collateral defined in Provision 4 below. Unless otherwise indicated with a mark in one of the boxes below, the Debtor is the Borrower identified above.

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"Debtor" includes the Borrower and the Non-Borrower Debtor identified above.

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"Debtor" is the Collateral owner identified above as Non-Borrower Debtor.

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"Debtor" is a guarantor and also the Collateral owner, and is identified above as Non-Borrower Debtor.

Throughout this Agreement, references to Debtor are to be construed as set forth in this Provision 1, and as more specifically defined by Article 9 of the Uniform Commercial Code.

2.    SECURITY INTEREST GRANT—In consideration of the Obligations to Lender as defined in Provision 3 below, Debtor agrees to all of the terms of this Agreement and specifically grants Lender rights to and a continuing security interest in the Collateral described in the paragraph(s) following any box(es) marked in Provision 4 below, the proceeds of the Collateral, the proceeds of hazard insurance and eminent domain or condemnation awards involving the Collateral, and all products of, accessions to, and interests in the Collateral that Debtor either has now or acquires in the future. Debtor's continuing security interest grant to the Lender secures the payment of any present and future Obligations as that term is defined below.

3.    OBLIGATIONS—As used in this Agreement, the term "Obligations" means all of Borrower's and/or Debtor's responsibilities to Lender. These responsibilities arise under any and all agreements and documents evidencing the indebtedness related to this Agreement. In addition, these responsibilities continue in any future agreements for renewals, extensions and/or modifications, including obligations that arise by operation of law.

          "Obligations" include all expenditures that Lender may make under the terms of this Agreement or for the benefit of Borrower and/or Debtor. Expenditures may include interest, costs, and expenses. Expenditures may also include reasonable attorneys' fees paid by the Lender or on behalf of the Lender to enforce the Obligations, or to protect or liquidate the Collateral. Any costs that may arise after the filing of any petition by or against Borrower and/or Debtor, even if they do not accrue because of the automatic stay provision of the Bankruptcy Code, are also considered "Obligations."

  ☐
  If box is marked, the term "Obligations" is limited solely to the extension of credit the Lender is providing to the Borrower to purchase the specific property identified below. The term includes any extensions and renewals of that credit, and interest, costs, expenses and reasonable attorneys' fees paid by the Lender to protect its right to repayment and its interest in the Collateral.

4.    DESCRIPTION OF COLLATERAL—The collateral covered by this Agreement (the "Collateral") is all of the Debtor's property described by each collateral category below with respect to which a mark has been placed in the applicable box. The collateral includes all of the described property that the Debtor now owns, or may acquire or create in the future. The collateral categories below have the meanings contained in the Uniform Commercial Code as adopted in the state where Lender is located.

☐    A.    ACCOUNTS—"Accounts" consist of the Debtor's right to payment of a monetary obligation, whether or not earned by performance (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit card or charge card or information contained on or for use with the card, (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State, or (ix) for health-care-insurance receivables.

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B.    INVENTORY—"Inventory" consists of all inventory and goods, other than farm products, which (i) are leased by Debtor as lessor, (ii) are held by Debtor for sale or lease or to be furnished under a contract of service, (iii) are furnished by Debtor under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in business.

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C.    EQUIPMENT—"Equipment" consists of all goods of the Debtor that are not inventory, farm products, titled goods, or consumer goods.

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D.    INSTRUMENTS—"Instruments" consist of all negotiable instruments and other writings owned or acquired by the Debtor that evidence a right to the payment of a monetary obligation, and are of a type that in the ordinary course of business are transferred by delivery with all necessary endorsements or assignments. Instruments are not themselves security agreements or leases.

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E.    FIXTURES—"Fixtures" consist of all the Debtor's goods that have or will become so related to the real property described below that an interest in them arises under real property law.

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F.    GENERAL INTANGIBLES—"General Intangibles" consist of all personal property now owned or hereafter acquired by the Debtor, including things in action. General Intangibles include all payment intangibles now held or hereafter acquired by Debtor, all software now owned or hereafter acquired by Debtor which is not encompassed by the term "Goods," and all related supporting information. General Intangibles also include things like intellectual property, trade names, patents, formulas, service marks, trademarks, rights that arise under a license of intellectual property, and the right to payment of a loan of funds that is not evidenced by chattel paper or an instrument.

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G.    INVESTMENT PROPERTY—"Investment Property" consists of all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodities contracts, and commodities accounts, now held or hereafter acquired by the Debtor. The term also includes whatever subsequent form the investment property originally taken as Collateral may take, including stock dividends, reclassifications, substitutions, splits, or otherwise. Investment property will either be held by the Lender, or be subject to a Control Agreement between the issuer or intermediary, the Debtor, and the Lender in a form that is acceptable to the Lender.

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H.    CHATTEL PAPER—"Chattel Paper" consists of all tangible or electronic records of the Debtor that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods. In this paragraph, "monetary obligation" means a monetary obligation secured by the goods or owed under a lease of the goods and includes a monetary obligation with respect to software used in the goods.

          The Debtor agrees that it will assist Lender in obtaining control of electronic chattel paper by (i) creating a single authoritative copy of the record(s) which is unique and identifiable, (ii) ensuring that the authoritative copy identifies the Lender as the assignee of the record(s), and (iii) ensuring that the authoritative copy is communicated to and maintained by the Lender or its designated custodian. Copies or revisions that add or change an identified assignee of the authoritative copy can be made only with the participation of the Lender. Debtor agrees that each copy or authoritative copy and any copy of a copy shall be readily identifiable as a copy that is not the authoritative copy, and any revision of any authoritative copy is readily identifiable as an authorized or unauthorized revision.

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I.    STANDING TIMBER—"Standing timber" consists of all of the standing timber to be cut and removed from the real property described below upon which Debtor has granted to Lender a security interest evidenced by a mortgage, trust deed, deed of trust, security deed, or similar security instrument conveying rights to the real property, including rights to the standing timber. Standing timber includes all accounts arising out of the sale such standing timber, including all products thereof in whatever form, and encompasses arrangements based on the sale of the timber at the moment that it is severed from the ground and is measured.

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J.    TITLED VEHICLE—"Titled vehicle" consists of any and all vehicle(s) described below, all additions and accessions to the vehicle(s), and any replacements and substitutions of the vehicle(s). It also includes all documents of title related to the vehicle(s) identified below, as well as all products, rents, and proceeds of the identified vehicle(s).

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K.    LETTER OF CREDIT RIGHTS—"Letter of Credit Rights" consist of a right to payment or performance under a Letter of Credit, whether or not a beneficiary has demanded or is at the time entitled to demand payment or performance. The term does not include the right of a beneficiary to demand payment or performance under a letter of credit. The Debtor will cooperate with the Lender in obtaining acknowledgment and consent of the assignment of the Letter of Credit rights from the issuer or its nominated person.

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L.    AS EXTRACTED COLLATERAL—"As-extracted collateral" consists of all oil, gas, and other minerals which are to be extracted from the real property described below upon which Debtor has granted to Lender a security interest evidenced by a mortgage, trust deed, deed of trust, security deed or similar security instrument conveying rights to the real property, including rights to such oil, gas, or other minerals. As-Extracted Collateral includes all accounts arising out of the sale at the wellhead or at the minehead of such oil, gas, or other minerals. The terms "at the wellhead" and "at the minehead" encompass arrangements based on the sale of the oil, gas, or other minerals at the moment that it issues from the ground and is measured, without technical distinctions as to whether title passes at the "Christmas tree" of a well, the far side of a gathering tank, or at some other point.

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M.    GOVERNMENT PROGRAM PAYMENTS—"Government Program Payments" consist of all the Debtor's right to payment of a monetary obligation, accounts, general intangibles, and other benefits, now held or hereafter acquired, that are the result of Debtor's participation in any local, state, or federal governmental program. Government Program Payments include, but are not limited to, letters of entitlement, deficiency payments, diversion payments, payments in kind, emergency assistance payments, production flexibility contracts, conservation reserve payments, warehouse receipts, and storage payments.

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N.    DEPOSIT ACCOUNTS—"Deposit Accounts" consist of all demand, time, savings, passbook, and similar deposit accounts held now or in the future by the Debtor in Lender's institution, or maintained in another bank ("Bank"). If the deposit accounts are maintained with a Bank, the Debtor, Lender and the Bank will enter into a duly executed Control Agreement acceptable to the Lender.

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O.    SPECIFIC—"Specific" refers to the specific property, together with all related rights shown below.

48,000 shares of First National Bank in Fairfield and 200,000 shares of First National Bank Muscatine

REAL PROPERTY DESCRIPTION, if Collateral includes Fixtures, Standing Timber, or As-Extracted Collateral:

5.    WARRANTIES—Debtor warrants the following: It has or will acquire free and clear title to all of the Collateral unless otherwise provided in this Agreement, all of the Collateral exists and is actual property of the Debtor, and all of the Collateral has the value represented; the security interest granted to the Lender is a first security interest unless the Lender specifically agrees otherwise; Debtor will defend the Lender against claims and demands of any person as to title to the Collateral and the priority of Lender's security interest; Debtor will fully cooperate with the Lender in placing and maintaining Lender's lien or security interest on the Collateral, and specifically authorizes the Lender to file the necessary financing statements to perfect the Lender's security interest in the Collateral; Debtor will not allow any lien or other adverse claim or encumbrance of any kind against the Collateral; Debtor will immediately notify Lender of any existing or anticipated event that has or may adversely affect the value of the Collateral, the Debtor's assets, or ability to perform its Obligations; Debtor will not change location of any Collateral without Lender's prior written consent, and will allow the Lender to inspect the collateral at Lender's reasonable request; Debtor is properly organized as the business entity described at the beginning of this Agreement and the person signing this Agreement is legally authorized to enter into this Agreement on behalf, of the Debtor; and Debtor will not change its state of organization or formation without the Lender's prior written approval, and will assist the Lender with any necessary changes to documents, filings or other records as the result of such a change.

6.    INSURANCE—Debtor agrees to insure Collateral through a company of its choice, subject to Lender's reasonable approval. Lender will be named as loss payee, or at Lender's request, as mortgagee. The insurance will be comprehensive to the extent applicable. The Debtor will provide proof of insurance that is satisfactory to the Lender. All policies of insurance must provide that Lender will get a minimum of 10 days notice prior to cancellation. If the Debtor fails to obtain or maintain the required insurance, the Lender may do so at Debtor's expense.

7.    TAXES, LIENS, ETC.—The Debtor must pay all taxes or assessments on the Collateral or Debtor's business as they become due. If the Debtor fails to pay any taxes or assessments, the Lender may chose to pay the taxes or assessments.

8.    ENVIRONMENTAL HAZARDS—Any real estate the Debtor owns or occupies now or in the future has not and will not contain or be exposed to hazardous or environmentally harmful materials as defined by state and federal laws and regulations.

9.    INFORMATION AND REPORTING—Debtor agrees to supply Lender with financial and other information and reports about the Debtor, any of Debtor's assets, the Collateral or otherwise as Lender may reasonably require from time to time.

10.    DEFAULT—The Lender has the right to declare all Obligations due and immediately payable if a default exists. If any of the following events occur this Agreement will be in default: (a) failure to make required payments; (b) failure of the Borrower and/or Debtor, or any Guarantor or Non-Borrower Debtor to keep any of its agreements with the Lender; (c) making of any oral or written statement or assertion by the Borrower and/or Debtor, or any Guarantor or Non-Borrower Debtor to the Lender that is untrue when made; (d) the death of any person who has legal duties related this Agreement, or of a partner of any partnership with legal duties related to this Agreement; (e) any change or event that affects the Borrower's type of business organization; (f) any decline in the value of the Collateral (other than normal wear and tear, or depreciation); and (g) any impairment of the Lender's rights under this Agreement.

          If the Lender in good faith believes the Debtor is not able to meet its Obligations, or that any of the Collateral or the Lender's ability to resort to any Collateral is or will soon be impaired, the Lender may, to the extent permitted by law, declare this Agreement to be in default.

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        If a default occurs, the Lender may exercise any of the remedies described in this Agreement of other documents or agreements between the Lender and the Borrower and/or Debtor. The Lender also has the right to exercise any remedies provided for in the Uniform Commercial Code of the state where the Lender is located, and any other available legal or equitable remedies. If the Lender waives a specific default by the Borrower and/or Debtor, that waiver does not apply to any other default.

11.    CROSS-DEFAULT/CROSS-COLLATERALIZATION—Any default of the Borrower and/or Debtor in the terms of any indebtedness to the Lender constitutes a default under this Agreement. The Collateral identified in this Agreement also serves as collateral for any other indebtedness between the Borrower and/or Debtor and the Lender.

12.    FUTURE ADVANCES AND AFTER-ACQUIRED PROPERTY—Future advances may be made by the Lender under this Agreement to the extent allowed by law. The security interest grant contained in this Agreement also secures the Lender's interests related to any future advances. The security interest grant contained in this Agreement also applies to any Collateral of the type(s) identified in this Agreement that the Debtor acquires after this Agreement is executed. In anticipation of future advances by Lender, the Borrower and/or Debtor authorizes Lender to file a financing statement covering all assets of the Borrower and/or Debtor.

13.    CONTINUING AND UNCONDITIONAL AGREEMENT—This Agreement is continuing and unconditional, and remains entirely effective until the Obligations are paid in full. If the Lender enters into other agreements with the Debtor, those agreements will not discharge this Agreement. The Lender's rights to the Collateral will not be altered if any of the Obligations against Borrower are determined to be invalid or unenforceable. This Agreement is enforceable even if the Borrower may assert any counterclaim on the underlying debt. Any stay, modification, discharge, or extension of the Borrower's Obligations that occur because of the Debtor's insolvency, bankruptcy, or reorganization will have no effect on the enforceability of this Agreement.

14.    EXERCISE OF LENDER'S RIGHTS—Any delay or failure of the Lender in exercising any of its rights under this Agreement or any related transaction, does not operate as a waiver of the Lender's ability to exercise all of its rights. The Lender may chose to partially exercise rights under this Agreement, but that does not prevent the Lender from fully exercising these rights.

15.    POSSESSION OF COLLATERAL BY LENDER—The Lender will use reasonable care in the custody and preservation of Collateral in its possession. However if the Collateral in the Lender's possession includes chattel paper or an instrument, the Lender is not obligated to take steps necessary to preserve rights against any prior parties.

16.    NOTICES—Unless otherwise required by applicable law, any notice or demand given by the Lender to the Borrower and/or Debtor is considered effective when it is deposited in the United States Mail with the appropriate postage, mailed to the address of the Borrower and/or Debtor given at the beginning of this Agreement.

17.    GENERAL WAIVERS—To the extent permitted by law, the Debtor waives notice of Lender's acceptance of this agreement, defenses based on suretyship, any defense arising from any election by the Lender under the Bankruptcy Code, Uniform Commercial Code or other applicable law, demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, and any other notice.

18.    WAIVER OF JURY TRIAL—All parties to this Agreement waive any right to trial by jury to the extent allowed by law. This jury trial waiver applies to any claims or disputes related or incidental to the relationship established between the parties to this Agreement.

19.    JOINT AND SEVERAL LIABILITY—If permitted by law, each Debtor executing this Agreement is jointly and severally bound.

20.    SEVERABILITY—If a court of competent jurisdiction determines any term or provision of this Agreement is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Agreement without invalidating the remainder of either the affected provision or this Agreement.

21.    SURVIVAL—The Lender's rights in this Agreement will continue in its successors and assigns. This Agreement is binding on all heirs, executors, administrators, assigns and successors of the Debtor.

22.    ASSIGNABILITY—The Lender may assign or otherwise transfer this Agreement or any of Lender's rights under this Agreement without notice to the Debtor. Any assignee of the Lender has the same rights as the Lender. The Debtor may not assign this Agreement, or any part of the Agreement without the express written consent of the Lender.

23.    AUTHORIZATIONS—The Debtor authorizes the Lender to take whatever reasonable acts are necessary to protect the Collateral and the Lender's security interest in the Collateral. The Debtor also authorizes the Lender to take any reasonable steps necessary to protect the Lender's right to repayment of any underlying or related indebtedness of the Borrower and/or Debtor.

24.    REIMBURSEMENT—The Debtor will reimburse the Lender for any reasonable expenses incurred by the Lender in protecting or exercising any of the Lender's rights related to the Obligations, Collateral, or otherwise. Reimbursement may be on demand, or to the extent permitted by law, will become part of the Obligations.

25.    TERMINATION—The Lender is under no obligation to provide a termination statement related to this Agreement except upon receipt of an authenticated demand from the Debtor.

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26.    AMENDMENT—This is the final expression of the agreement between Debtor and Lender. The terms of this Agreement may not be contradicted by evidence of any prior or contemporaneous oral agreement(s). Any amendments to, or modifications of this Agreement must be in writing.

27.    GOVERNING LAW—This Agreement is governed by the law of the state where the Lender is located.

28.    HEADINGS AND GENDER—The headings preceding text in this Agreement are for general convenience in identifying subject matter. The headings have no limiting effect on the text that follows any particular heading. All words used in this Agreement are read to be of whatever gender or number is appropriate under the circumstances.

29.    MISCELLANEOUS—Time is of the essence with this Agreement. Unless otherwise stated in this Agreement, all the terms in this Agreement have the meanings provided by the Uniform Commercial Code as it has been adopted in the state where Lender is located. Resolution of any ambiguities between the terms of this Agreement and any other loan agreement executed by the Debtor in combination with this Agreement will be resolved using the terms of the loan agreement.

30.    ADDITIONAL PROVISIONS—The following additional provisions are part of this Agreement:

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

AGREEMENT—The Debtor agrees to all of the provisions contained in this Agreement, and acknowledges receipt of a true and complete copy of this Agreement.

IN WITNESS WHEREOF, the Debtor has executed this Agreement on the date and year shown below.

Iowa First Bancshares Corp.

By	x /s/ D. Scott Ingstad D. Scott Ingstad	09/29/05 Date	By	x	Date
Its	President		Its

By	x /s/ Kim K. Bartling Kim K. Bartling	09/29/05 Date	By	x	Date
Its	Executive Vice President		Its

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COMMERCIAL SECURITY AGREEMENT ("Agreement")